Exhibit 5.1

November 14, 2019

Kadmon Holdings, Inc.

450 East 29th Street

New York, NY 10016

Ladies and Gentlemen:

We have acted as counsel to Kadmon Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of up to 29,900,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, pursuant to the Underwriting Agreement, dated November 13, 2019 (the “Underwriting Agreement”), by and among the Company and Jefferies LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters named therein.  The offer and sale of the Shares are registered under the Securities Act pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-233766), which was filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2019 (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the terms of the issuance and sale of the Shares have been duly approved by all necessary corporate action by the Company, the Shares, when duly issued and sold by the Company as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of New York.  We do not express any opinion herein on any laws other than the Delaware General Corporation Law and reported judicial decisions interpreting such law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated the date hereof relating to the offering of the Shares.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP